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EXHIBIT 99.1

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Media Contact: Eloine Plaut APAC Customer Services, Inc. 847-282-6881 eplaut@apacmail.com	Investor Relations Contact: Marc Tanenberg, CFO APAC Customer Services, Inc. 847-282-6904 mttanenberg@apacmail.com

APAC CUSTOMER SERVICES, INC. APPOINTS INDEPENDENT ACCOUNTANTS

        DEERFIELD, ILLINOIS, June 17, 2002—APAC Customer Services, Inc. (NASDQ:APAC) today announced that its Board of Directors has appointed Deloitte & Touche as the company's independent accountants for 2002 based on a thorough evaluation process.

        "We look forward to working with Deloitte & Touche in the firm's new role as our independent accountants," said Ted Schwartz, APAC chairman and chief executive officer.

        Prior to the selection of Deloitte & Touche, Arthur Andersen had served as the company's independent accountants. "We value greatly the professional services provided by Arthur Andersen over the years and appreciate the excellent work provided by their APAC team," said Schwartz.

        APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer interaction solutions for market leaders in financial services, insurance, telecommunications, healthcare and logistics. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. Founded in 1973 and headquartered in Deerfield, Illinois, the company employs about 16,000 people and maintains 46 customer interaction centers across the nation. For more information, call 1-800-OUTSOURCE. APAC's comprehensive web site is at http://www.apaccustomerservices.com.

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EXHIBIT 99.1